UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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ODYSSEY MARINE EXPLORATION, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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5215 WEST LAUREL STREET

TAMPA, FLORIDA 33607

(813) 876-1776

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 1, 2011

TO THE STOCKHOLDERS OF ODYSSEY MARINE EXPLORATION, INC.:

The Annual Meeting of Stockholders of Odyssey Marine Exploration, Inc., a Nevada corporation (the “Company”), will be held at the Wyndham Hotel – Tampa, 700 North Westshore Boulevard, Tampa, Florida, 33609, on Wednesday, June 1, 2011, at 9:30 a.m., Eastern Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following matters:

1.	to elect seven directors of the Corporation to serve until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

2.	to hold a non-binding advisory vote on executive compensation;

3.	to hold a non-binding advisory vote to determine the frequency of future advisory votes on executive compensation;

4.	to ratify the appointment of Ferlita, Walsh & Gonzalez, P.A. as our independent registered public accounting firm;

5.	to approve an amendment to Odyssey’s Articles of Incorporation to increase the number of authorized shares of common stock of the Company from 100,000,000 to 150,000,000; and

6.	to conduct such other business as may properly come before the meeting or at any adjournment or adjournments thereof.

Only holders of record of the Company’s common stock and Series G preferred stock at the close of business on April 4, 2011, will be entitled to notice of, and to vote at, the meeting or at any adjournment or adjournments thereof. The holders of the Series G preferred stock will be entitled to vote on an as-converted basis. The proxies are being solicited by the Board of Directors of the Company.

Whether or not you expect to attend the annual meeting of stockholders in person, we urge you to vote as soon as possible. As an alternative to voting at the annual meeting in person, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card in the postage-paid envelope enclosed with it. For detailed information on how you can vote, refer to the section entitled “How do I vote?” in the Proxy Statement. The giving of a proxy will not affect your right to vote in person if you attend the meeting. You may change your proxy vote automatically by voting in person at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

GREGORY P. STEMM

Chief Executive Officer and Board Member

April 15, 2011

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

In accordance with rules promulgated by the Securities and Exchange Commission, we have elected to use the Internet as our primary means of furnishing proxy materials to our stockholders. Therefore, most stockholders will not receive paper copies of our proxy materials. Instead, we will send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials and voting by use of the Internet. The Notice of Internet Availability of Proxy Materials also informs stockholders how to get paper copies of our proxy materials if they wish to do so. We believe this method of proxy distribution will make the proxy distribution process more efficient, less costly, and will contribute to the conservation of natural resources. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via e-mail unless you change your election.

ODYSSEY MARINE EXPLORATION, INC.

5215 WEST LAUREL STREET

TAMPA, FLORIDA 33607

(813) 876-1776

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 1, 2011

ABOUT THE MEETING

This Proxy Statement is being made available to stockholders beginning April 15, 2011.

Who is entitled to vote at the meeting?

All voting rights are vested in the holders of our common stock and our Series G preferred stock. Each share of our common stock is entitled to one vote on all matters to be voted upon at the meeting. Each share of Series G preferred stock is entitled to one vote for each share of common stock into which it could be converted. Each share of Series G preferred stock is convertible into 100,000 shares of common stock. Only stockholders of record at the close of business on April 4, 2011, are entitled to notice of and to vote at the meeting or any adjournment thereof. On April 4, 2011, a total of 70,587,773 shares are eligible to vote, consisting of 67,227,773 shares of common stock and 3,360,000 shares on an as-converted basis. Cumulative voting in the election of directors is not permitted, which means that each stockholder may vote no more than the number of shares he or she owns for a single candidate.

How many shares must be present to establish a quorum?

A majority of the shares eligible to vote represented in person or by proxy shall constitute a quorum at the meeting. Shares represented by a properly signed and returned proxy will be treated as present at the annual meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote. Likewise, stock represented by “broker non-votes” will be treated as present for purposes of determining a quorum. Broker non-votes are proxies with respect to shares held in record name by brokers or nominees, as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power under applicable national securities exchange rules or the instrument under which it serves to vote such shares on that matter. Your broker will not have discretion to vote on non-routine matters absent direction from you, including the election of directors, the advisory vote on our executive compensation, the advisory vote on the frequency of the advisory executive compensation vote and the amendment to our articles of incorporation to increase the number of authorized shares of common stock from 100,000,000 to 150,000,000. If you hold your shares through a broker, your broker is permitted to vote your shares on “routine” matters, which includes the ratification of the Independent Registered Public Accounting Firm, even if the broker does not receive instructions from you.

How do I vote?

Stockholders of Record: Shares Registered in Your Name

As an alternative to voting in person at the annual meeting, stockholders whose shares are registered in their own names may vote without attending the annual meeting by telephone, over the Internet, or by mail as described below:

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 31, 2011. Have your proxy card in hand with the 12 Digit Control Number available when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

VOTE BY TELEPHONE

You can transmit your voting instructions up until 11:59 p.m. Eastern Time on May 31, 2011, by telephone following the instructions on your Proxy Card.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

Beneficial Owners: Shares Held in “Street Name”

If your shares are registered in the name of a bank or brokerage firm (your record holder), you will receive a notice regarding availability of proxy materials that will tell you how to access our proxy materials and provide voting instructions to your broker over the Internet. It will also tell you how to request a paper or e-mail copy of our proxy materials.

Note to Beneficial Owners: Under applicable laws, a bank, broker or nominee has the discretion to vote on routine matters, which includes the ratification of the appointment of an independent registered public accounting firm. SEC rule changes no longer permit a bank, broker or nominee to vote on behalf of beneficial owners with respect to non-routine matters such as the uncontested elections of directors, the advisory vote on our executive compensation, the advisory vote on the frequency of the advisory executive compensation vote and the proposed amendment to the articles of incorporation. If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposals on which your broker does not have discretionary authority to vote. If you hold shares through a bank or brokerage firm and wish to be able to vote in person at the annual meeting, you must obtain a “legal proxy” from your brokerage firm, bank or other holder of record and present it to the inspector of elections with your ballot. Stockholders who have elected to receive the 2011 proxy materials electronically will receive an e-mail on or about April 15, 2011 and no later than April 19, 2011, with information on how to access stockholder information and instructions for voting.

TO REQUEST PAPER COPIES OF PROXY MATERIALS: If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting or receiving a copy. Please make your request for a copy on or before May 18, 2011, to facilitate timely delivery. Please choose one of the following methods to make your request: (1) BY INTERNET: www.proxyvote.com; (2) BY TELEPHONE: 1-800-579-1639; (3) BY E-MAIL: sendmaterial@proxyvote.com. NOTE: Include the 12 Digit Control Number located on the Notice in the subject line of your e-mail.

Can I change my vote after submitting a Proxy?

You may revoke or change a previously delivered proxy at any time before the annual meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to Odyssey’s corporate secretary at our principal executive offices before the beginning of the annual meeting. You may also revoke your proxy by attending the annual meeting and voting in person, although attendance at the annual meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions. You may also vote in person at the annual meeting if you obtain a “legal proxy” as described above.

Regardless of how your shares are held and whether or not you plan to attend the annual meeting, we encourage you to vote by proxy to ensure that your vote is counted. Please note that you may still attend the annual meeting and vote in person even if you have already voted by proxy.

Information about attending the Annual Meeting.

If you plan to attend the meeting, please bring the following:

1.	Proper identification containing recent photograph such as a driver’s license or passport. We may inspect your bags or packages, and we may require you to check them, and, in some cases, we may not permit you to enter the meeting with them. Video and audio recording devices will not be permitted at the Annual Meeting.

2.	“Acceptable Proof of Ownership” if your shares are held in “Street Name.”

Street Name means your shares are held of record by brokers, banks or other nominees.

Acceptable Proof of Ownership is (a) a letter from your broker stating that you owned Odyssey Marine Exploration, Inc. stock on the record date or (b) an account statement showing that you owned Odyssey Marine Exploration, Inc. stock on the record date.

What is the voting requirement to approve each of the proposals?

Proposal No. 1 (election of directors) is a non-routine matter. The election of directors requires the affirmative vote of a plurality of the votes cast by shares represented in person or by proxy and entitled to vote for the election of directors. This means that the nominees receiving the most votes from those eligible to vote will be elected. You may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. Accordingly, votes withheld as to the election of directors will not affect the election of the candidates receiving the plurality of votes.

Proposal No. 2 (non-binding advisory vote on executive compensation “Say-on-Pay”) is a non-routine matter. The affirmative vote of the holders of a majority of the stockholders’ shares present in person or represented by proxy at the meeting and entitled to vote is required. Because your vote is advisory, it will not be binding on the Board or the Company; however, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Proposal No. 3 (non-binding advisory vote to determine the frequency of future advisory votes on executive compensation) is a non-routine matter. The option of – one, two or three years – that receives the greatest number of votes will be the frequency that stockholders approve.

Proposal No. 4 (ratification of independent registered public accounting firm) is a routine matter. The affirmative vote of the holders of a majority of the stockholders’ shares present in person or represented by proxy at the meeting and entitled to vote is required. Broker discretionary voting is allowed.

Proposal No. 5 (amendment to the articles of incorporation to increase the authorized common stock) is a non-routine matter. The affirmative vote of the holders of a majority of the stockholders’ shares present in person or represented by proxy at the meeting and entitled to vote is required.

Proposals No. 1, 2, 3 and 5 are non-routine matters, and, absent instructions from you, the bank, broker or other nominee may not vote your shares at all and your shares will be considered broker non-votes, which will have no effect on the outcome of the proposal. Proposal No. 4 is a routine matter, and your bank, broker or other nominee may vote your shares at its discretion.

Other business as may properly come before the meeting or at any adjournment or adjournments thereof. An affirmative vote of the majority of the shares represented and entitled to vote at the meeting, assuming a quorum is present, is necessary for the approval of other business. For other business as may properly come before the meeting or at any adjournment or adjournments thereof, broker non-votes are not included in the vote totals. If you grant a proxy, the persons named as proxy-holders will have the discretion to vote your shares on any additional business properly presented for a vote at the meeting. We are not aware of any other business to be acted upon at the meeting.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the Inspector of Elections and will be subsequently published by us by the filing of a Form 8-K with the SEC within four business days of the Annual Meeting.

Proposal 1 - ELECTION OF DIRECTORS

The Board of Directors currently consists of seven members. The Board of Directors recommends the election as directors of the seven nominees listed below, to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier death, resignation or removal. Each of the seven current members of the present Board of Directors has been nominated for re-election. The persons named as “Proxies” in the form of Proxy will vote the shares represented by all valid returned proxies in accordance with the specifications of the stockholders returning such proxies. If at the time of the meeting any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. Please note that brokers may not vote on the election of directors in the absence of specific client instruction. Those who hold shares in a brokerage account are encouraged to provide voting instructions to their broker.

The following table sets forth the name and age of each nominee for director, indicating all positions and offices with the Company presently held, the period during which each person has served as a director, any additional directorships with public companies, and the key characteristics of each member that are critical to effective board membership.

Name	Age	Positions and Offices Held and Term as a Director	Other Directorships of Public Companies
David J. Bederman	49	Director since January 2006; Chairman since June 2010	None

Key Qualifications: The Board recognizes that Dr. Bederman is a distinguished professor of international and maritime law at Emory University School of Law, with notable expertise in salvage law, shipwreck policy, maritime law and law of the sea, as well as a recognized appellate advocate. His strong understanding of admiralty and maritime law, international law and domestic law – both local and federal – are unique qualifications that bring a wealth of knowledge and experience to the Board, as a team, and the Company, as a whole, especially in his leadership role as Chairman.

Bradford B. Baker	51	Director since January 2008	Dobi Medical International, Inc.: 2003-2007

Key Qualifications: The Board recognizes that Mr. Baker, as past chief executive officer of a public company, has extensive experience as a senior executive with emphasis in management, operations and finance. His financial expertise and extensive not-for-profit board experience led to his designation as our “audit committee financial expert.” In the past, Mr. Baker served three public companies as a board member and as chairman on both Audit and Compensation Committees. He received a presidential appointment, and through his work at the White House, he developed an extensive understanding of government processes and international relations. Mr. Baker’s executive leadership roles, board experience and government background provide the Board with insight into best practices of public companies.

Max H. Cohen	45	Director since March 2011	None

Key Qualifications: The Board recognizes Mr. Cohen as an innovative business leader with 20 years of experience as a conscientious and mission-focused entrepreneur. He brings a wide range of executive management skills, organization development, international relations, strategy and multi-sector experience and general business acumen to the Board. Based on these experiences, qualifications and skills, the Board feels Mr. Cohen will contribute to and enhance the overall functioning of the Board.

Name	Age	Positions and Offices Held and Term as a Director	Other Directorships of Public Companies
Mark D. Gordon	50	President and Chief Operating Officer; Director since January 2008	None

Key Qualifications: The Board recognizes that Mr. Gordon’s innovative entrepreneurship and strategic planning skills gained in former CEO and president positions provide cutting-edge solutions to drive business growth and turn visionary strategies into success. He is experienced in trouble shooting with the talent to develop creative solutions to business challenges including capital raising and investor relations and is skilled in communications forging lasting alliances across industry and organizational levels. His management, strategic planning and development expertise are well suited skills that allow him to understand the complexities of our business and bring a unique direction to the Board’s strategic discussions.

David J. Saul	71	Director since October 2001	None

Key Qualifications: The Board recognizes that Dr. Saul’s distinguished career as Bermuda’s Premier and Minister of Finance brings to the Board and the Company valuable and extensive international board and leadership experience. His past senior posts with Fidelity Investments and his ongoing director involvement with Fidelity’s main international board contribute a wealth of knowledge and insight regarding government, politics, business, investments, strategy and finance.

Jon D. Sawyer	65	Director since November 2009	None

Key Qualifications: The Board recognizes that Mr. Sawyer’s expertise on securities law, including in-depth experience with the Securities and Exchange Commission, and extensive knowledge of the management of public companies on various issues such as financing, corporate governance, disclosure issues and mergers and acquisitions, provide the Board valuable insights regarding governance, government processes and law and are valuable assets to the Board and the Company.

Gregory P. Stemm	53	Chief Executive Officer; Director since May 1994	None

Key Qualifications: The Board recognizes that Mr. Stemm has extensive leadership experience as Chief Executive Officer as well as from his past positions in the Company and on the Board. This experience has provided him with an in-depth knowledge of the Company’s business, operations, strategy and management team, as well as his historical perspective on the Company’s origins and evolution. Distinguished as a pioneer in deep-ocean shipwreck exploration with extensive experience in all phases of shipwreck search and recovery, he plays a primary role in the development of new technologies and private sector standards for underwater cultural heritage resource management. He is a published author of many papers and articles on shipwrecks and underwater exploration and is directly connected to the discovery of hundreds of shipwrecks throughout the world. In addition, his vast experience with international communities and governments regarding issues and opportunities facing our Company are attributes desirable to the Board.

There are no family relationships between any of the directors or the executive officers of the Company.

THE ELECTION OF DIRECTORS IS A NON-ROUTINE MATTER, SO YOUR BROKER MAY NOT VOTE

YOUR SHARES ON THIS PROPOSAL WITHOUT RECEIVING INSTRUCTIONS FROM YOU.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES NAMED ABOVE.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

The following sets forth biographical information as to the business experience of each executive officer and director of the Company for at least the last five years.

Gregory P. Stemm has served as Chief Executive Officer since January 2008 and served as Chairman from 2008 to 2010. In his present capacity, Mr. Stemm is responsible for strategic planning and general execution of our business plan. He previously served as Co-Chairman from 2006 to 2008 and as a Director and Executive Vice President since May 1994. During that time he was responsible for research and operations on all shipwreck projects. Mr. Stemm has extensive experience in managing shipwreck exploration operations since entering the field in 1986, including deep-ocean search and robotic archaeological excavation on a number of projects. A panelist at the 1998 Law of the Sea Institute, Mr. Stemm was appointed for four consecutive terms to the United States delegation to the United Nations Educational, Scientific and Cultural Organization (UNESCO) expert meeting to negotiate the “Draft Convention for the Protection of Underwater Cultural Heritage.” He was selected as a Fellow of the Explorers Club, and was the founder and past-president of the Professional Shipwreck Explorers Association (ProSEA). Mr. Stemm served as a founding director (1986-93) and international president (1992-93) of YEO (Young Entrepreneurs Organization) and was also a founding member of the World Entrepreneurs Organization, where he served on the International Board of Directors (1997-98).

Mark D. Gordon has served as our President and Chief Operating Officer since October 2007 and as a Director since January 2008. He was named Executive Vice President of Sales in January 2007, in which capacity he was responsible for the Attraction, Business Development and Retail Merchandising operations for the Company. He joined the Company in June 2005 as Director of Business Development. Prior to joining Odyssey, Mr. Gordon started, owned, and managed four different entrepreneurial ventures from 1987 to 2003, including Synergy Networks, which he founded in 1993 and served as Chief Executive Officer until September of 2003, when the company was sold to the Rockefeller Group. He continued to serve as President of Rockefeller Group Technology Services Mid Atlantic (RGTSMA), a member of Rockefeller Group International, until December 2004. Mr. Gordon received a B.S. degree in Business Administration in 1982 and an MBA degree in Finance in 1983 from the American University. As a shipwreck diver with the National Diving Center in Washington, DC, he has conducted hundreds of dives and explorations on shipwrecks and was the first person to discover and dive on the wreck of the S.S. Proteus, a ship that had been missing since the early 1900s.

Bradford B. Baker re-joined the Company’s Board of Directors in January 2008. Mr. Baker is currently the Chairman of the Audit Committee since 2010 and served as the Chairman positions of the Compensation Committee and Governance and Nominating Committee in 2009. He previously served on our Board of Directors from February 1997 to December 2000. Mr. Baker currently serves as Chief Executive Officer of Nexus Biometrics, Inc., a leading fingerprint biometric company he founded in 2004. He is also President of Bramar Developers, Inc., a real estate development company that he founded in 1998. He was appointed a White House Fellow by President Ronald Reagan in 1988, was past Secretary of the Resolution Trust Corporation Oversight Board (“RTC”), and served as Executive Director of the Florida Housing Finance Corporation. He previously held senior executive positions with Comcast Cable and Sterling Financial, Inc., and served as a Director and as Chairman of the Audit Committee of Dobi Medical International, Inc. from 2003 through 2007. He holds a B.S. degree in Business Administration from Nova University.

Dr. David J. Bederman joined the Board of Directors in January 2006, became Lead Director in January 2008 and Chairman of the Board in June 2010. He was a member on all the standing committees and chaired the Governance Committee May 2008 to June 2010 and the Compensation Committee October 2006 to May 2008 and June 2010 to March 2011. He is a professor of law at Emory University in Atlanta, Georgia. Since 1991, he has taught international law, admiralty, international institutions, law of international common spaces, legal methods, customary law, as well as seminars on international environmental law and foreign relations power. In addition, he serves as an advisor to the Emory International Law Review. Dr. Bederman also leads a private practice and has provided legal counsel to Odyssey since 1998. In private practice, he has been involved with many cases involving maritime law and shipwreck disputes, and has represented clients in federal Courts of Appeal, and the U.S. Supreme Court. Prior to joining Emory, Dr. Bederman practiced law in Washington, D.C., with the firm of Covington & Burling and worked as a legal advisor at the Iran/United States Claims Tribunal at The Hague. Professor Bederman has published extensively on diverse legal topics, including legal history, constitutional law, and international legal theory and practice. In addition to a number of books and dozens of articles and essays, his major publications include: Globalization and International Law (2008), The Spirit of International Law (2002), International Law in Antiquity (2001), and International Law Frameworks (2001). He has lectured widely and was a visiting professor at New York University and the University of Virginia and was a Fulbright Distinguished Chair at Osgoode Hall in Toronto.

Max H. Cohen joined the Board of Directors in March 2011. An entrepreneur, Mr. Cohen founded and has been Managing Director of AceMax Capital Enterprises LLC since 1996. Since 1992 he has founded, operated, built and sold companies across several industries including web-based technologies, online financial services, product development, wine production, apparel and merchandise, international distribution and real estate development. Mr. Cohen is well connected to the community as past President of Entrepreneur’s Organization Arizona Chapter and a former member of the International Board of Directors. He was also an original member of the EO-Ewing Marion Kauffman Foundation Advisory Committee, and he sits on other charitable organization committees, as well. Mr. Cohen is a graduate of the University of Alberta, Canada.

Dr. David J. Saul, who is retired, has served as a member of the Company’s Board of Directors since October 2001. Dr. Saul was Bermuda’s Minister of Finance from 1989 to 1995, and Premier of Bermuda from 1995 to 1997. In addition to his public service background, Dr. Saul held two senior posts with Fidelity Investments, from 1984 through 1995, as the President of Fidelity Bermuda and Executive Vice President of Fidelity International. He retired from the firm in 1999 but remains a Director of Fidelity’s main international Board, and a Director of some 40 other Fidelity companies around the world - including the U.K., Bermuda, Jersey, Tokyo, Hong Kong, Cayman Islands, Luxembourg and Taiwan. Dr. Saul’s professional activities include two stints as a Director of the Bermuda Monetary Authority (Bermuda’s Central Bank), and until 2009 as a Director of Lombard Odier Darier Trust Ltd. (Bermuda), a subsidiary of the Swiss Bank, and a Director of the London Steam Ship Owners’ Mutual Insurance Association (Bermuda) Ltd., at which time he retired from these two boards. A keen oceanographer with a passion for shipwrecks and the sea, he was a founding Trustee of the Bermuda Underwater Exploration Institute and a founding Director of the Professional Shipwreck Explorers Association.

Jon D. Sawyer joined the Board of Directors in November 2009, and has served as chairman of the Governance and Nominating Committee since November 2009 and the Compensation Committee since March 2011. He is a practicing securities attorney with the firm of Jin, Schauer & Saad, LLC in Denver, Colorado, where he has worked since March 2009. He started his securities law career working for the Denver Regional Office of the Securities and Exchange Commission as a trial attorney for three years from 1976 to 1979. He worked the next 27 years practicing securities law in private practice, and during this time he served as securities counsel for Odyssey from 1997 to 2006. He was a partner with the Denver law firm of Krys Boyle, P.C. from November 1996 until June 2007. From June 2007 until March 2009 he was a co-owner and worked full time in various capacities including President and general counsel for Professional Recovery Systems, LLC, a privately held financial services firm engaged in the business of purchasing, selling and collecting portfolios of consumer charged-off debt.

Laura L. Barton (age 49) was appointed Vice President of Communications in November 2007. Ms. Barton directs marketing and corporate communications activities and media content development for the Company. Previously, Ms. Barton served as Director of Corporate Communications and Marketing for Odyssey since July 2003. From June 1994 to July 2003, she was President of LLB Communications, a marketing and communications consulting company that served a variety of broadcast networks, stations and distributors, and Odyssey. Prior to founding LLB Communications, Ms. Barton served in various marketing, promotions, publicity and creative services positions in local and network television since 1983. Ms. Barton received a B.A. degree in Mass Communication from the University of South Florida.

Michael J. Holmes (age 61) has served as Chief Financial Officer since May 2004. He joined Odyssey as Controller in March 2004. Mr. Holmes has served in a variety of subsidiary financial management positions with Anheuser-Busch Companies, Inc., including Vice President Finance, Sea World Orlando from February 1998 to May 2003; Vice President Finance, Busch Gardens Tampa Bay; Corporate Controller, Metal Container Corp. in St. Louis; Vice Finance and Chief Financial Officer, Exploration Cruise Lines in Seattle, Washington; and Director Internal Audit Services for Anheuser-Busch in St. Louis. Mr. Holmes received his undergraduate degree from the University of Missouri and his MBA degree from Crummer Graduate School of Business at Rollins College in Orlando. Mr. Holmes has also served as an adjunct professor of Accounting at the Rosen School of Hospitality Management, University of Central Florida in Orlando from August 2003 to March 2004. He has been very active in community leadership positions, including past board membership on the Orlando Regional Chamber of Commerce, Crummer Graduate School of Business Alumni Board, the ETC of Central Florida (International Drive Transportation Group) and Junior Achievement of Tampa Bay. He is a graduate of Leadership Tampa and is currently on the Board of the Tampa Chapter of FEI (Financial Executives International).

David A. Morris (age 60) has served as Secretary of the Company since August 1997, and previously held the combined position of Secretary-Treasurer from 1997 to 2010. Mr. Morris graduated with a B.S. degree in Mechanical Engineering from Michigan State University in 1974. In his capacity with the Company, Mr. Morris coordinates administrative business activities, assists with financial reporting and participates in overall corporate planning and governance.

Jay A. Nudi (age 47) has served as Treasurer since June 2010 and Principal Accounting Officer of the Company since January 2006. Mr. Nudi has been with the Company since May 2005 as Corporate Controller and has over 20 years of accounting and management experience. Mr. Nudi is a certified public accountant. Prior to joining the Company, Mr. Nudi served as Controller for The Axis Group in Atlanta where he began in 2003. The Axis Group provides logistic solutions and services to the automotive industry. From 2001 to 2003, he served as a consultant to various companies on specific value-added tasks. From 2000 to 2001, Mr. Nudi was Director of Financial Reporting for OneSource, Inc., a leading provider of facilities management. From 1997 to 2000, he served as Corporate Controller for Acsys, Inc., a national recruiting firm that was publicly held until it was acquired in 2000. Mr. Nudi received a B.S. degree in Accounting from Pennsylvania State University in 1985.

CODE OF ETHICS

The Company has adopted a Code of Ethics that applies to, among others, its principal executive, financial and accounting officers, and other persons, if any, performing similar functions. Our Code of Ethics can be obtained from the Company, without charge, by written request to the Chief Financial Officer at the Company’s address and is posted on the Company’s Internet web site (www.shipwreck.net).

CORPORATE GOVERNANCE

Board of Directors and Executive Officers

The Board of Directors held nine scheduled meetings and four executive sessions of independent directors during the fiscal year ended December 31, 2010. Each director attended all of the meetings held by the Board of Directors and its committees during the time each such Director was a member of the Board or of any committee of the Board.

Directors standing for election are expected to attend the Annual Meeting of Stockholders. All of the six directors standing for election at the 2010 Annual Meeting of Stockholders attended the meeting.

Executive officers hold office until the next annual meeting of directors of the Company, which currently is scheduled for June 1, 2011. There are no known arrangements or understandings between any director or executive officer and any other person pursuant to which any of the above-named executive officers or directors was selected as an officer or director of the Company. No event occurred during the past ten years which is material to an evaluation of the ability or integrity of any director or person nominated to be director or executive officer of the Company.

Board Leadership Structure

Chairman/Chief Executive Officer

Our Board does not have a policy regarding whether the roles of Chairman and Chief Executive Officer should be separate because our Board believes it is in the best interests of our Company to retain the flexibility to have a separate Chairman and Chief Executive Officer or, if circumstances dictate, to combine the roles of Chairman and Chief Executive Officer.

Our current leadership structure is comprised of an independent director serving as Chairman of the Board (Dr. David Bederman), a Company employee serving as Chief Executive Officer (Greg Stemm) and strong, active independent directors serving on our Board committees. We believe that this structure is appropriate for the Company because it allows one person, our CEO, to concentrate on the day-to-day operations of the Company and to speak for and lead the Company, while providing for effective oversight by an independent Chairman and Board. The Chairman is responsible for the strategic operations of the Board and sets the agenda for and presides over Board meetings. For a company like Odyssey, that is focused on shipwreck exploration and archaeological recovery operations on deep-ocean shipwrecks throughout the world, we believe our CEO is in the best position to lead our management team and to respond to the current pressures and needs of a company at the stage of growth and development of Odyssey. Our Chairman, on the other hand, is in the best position to focus the Board’s attention on the broader issues of corporate governance. We believe that splitting the roles of Chairman and CEO minimizes any potential conflicts that may result from combining the roles of CEO and Chairman, and maximizes the effectiveness of our management and governance processes to the benefit of our stockholders.

Executive Sessions

Our independent directors on the Board of Directors meet regularly in executive session without employee-directors or other executive officers present. The Chairman of the Board presides at these meetings. In 2010, the independent directors met four times.

Annual Board Self-Assessments

To ensure that our Board of Directors and its committees are performing effectively and in the best interests of the Company and its stockholders, the Board performs an annual assessment of itself and its committees. The self-evaluation was completed in January 2011, and the assessments were very helpful in evaluating the overall effectiveness of the Board. The make-up and performance of the Board and its committees showed a high level of competence and dedication, which indicated that the Board as a whole works very well together and the members are responsive to any request for input and guidance.

Board Diversity

The Company understands and appreciates that a Board of Directors consisting of individuals with diverse profiles, experiences, skills, and attributes contributes positively to corporate governance and enhancing shareholder value. While the Company has no express diversity policy in the identification of nominees for director, this is implicit in the Charter and Guidelines of the Governance and Nominating Committee.

Service on Other Boards of Directors

Our Board of Directors believes that each director of the Company should be allowed to sit on the board of not more than two, public for-profit companies, without the prior approval of the Board of Directors. It is the position of the Board that approval of a director to sit on more than two boards simultaneously while sitting on Odyssey’s Board will be limited to special circumstances, provided that the arrangement will not interfere with the director carrying out the duties to the Board of the Company. None of our Directors currently sit on the board of more than two public for-profit companies.

Independence of Board Committee Members

The Company has five directors, Bradford B. Baker, David J. Bederman, Max H. Cohen, David J. Saul and Jon D. Sawyer, who are independent directors as defined in Section 4200 of the listing standards of the NASDAQ Stock Market. The Board of Directors affirmatively determined on March 7, 2011, that each of the five independent directors continues to meet the standards for independence established by NASDAQ. Dr. Bederman, however, does not meet the additional independence standards for service on the Audit Committee due to an arrangement whereby he has been compensated by the Company for review and counsel on our case filings and other admiralty and international issues since January 2008.

Dr. Bederman is a leading international admiralty attorney. In private practice, he has been involved with many cases involving the law of the sea, maritime law and shipwreck disputes, and has represented clients in the federal appellate courts, including the U.S. Supreme Court. Dr. Bederman, while serving on our Board, has taken an active role in assessing our legal strategies in the Black Swan case, now before a U.S. Court of Appeals, and in other situations requiring an in-depth analysis of admiralty and international law.

In recognition of Dr. Bederman’s expertise and the time and effort he was dedicating beyond that normally expected of an outside director, a recommendation was made by our executive committee and adopted by our Board that Dr. Bederman be compensated at some level for the additional service. Our Board thoroughly reviewed the rules of NASDAQ and set an amount of compensation that would allow Dr. Bederman to serve on the governance and nominating and compensation committees of the Board as an independent director. Subsequently, we have added one independent director to our Board, and Dr. Bederman no longer serves on any of those committees.

Risk Oversight

Risk assessment and oversight is a key function of the Company’s Board of Directors. In plenary meetings of the Board, risk assessment and oversight issues are a frequent issue of discussion and action. Because of its significance, the task of risk assessment and oversight is operationally shared by the Audit Committee and Governance and Nominating Committee. Because of the small size of the Company’s Board and its current operating practices, there is no separate Board committee for compliance or risk oversight.

In 2010, the Company performed an enterprise risk management assessment and shared the results with the Board of Directors and the executive committee. The survey results prioritized the risk elements in terms of their likelihood of occurrence and the potential impact on the organization. We do not believe the results included any surprises; however, management is in the process of evaluating the results to determine what, if any, mitigation efforts are necessary. The risk assessment survey concluded that the Company’s incentive compensation plans are not structured toward performance activities which would encourage risk-oriented activities by officers and key employees.

Committees of the Board

The standing committees of our Board of Directors are the Audit Committee, Compensation Committee and the Governance and Nominating Committee. The table below provides current membership for each of these committees.

Director	Audit Committee	Compensation Committee	Governance and Nominating Committee
Bradford B. Baker (*)	X (C)	X	X
Max H. Cohen	X	X	X
David J. Saul	X	X	X
Jon D. Sawyer	X	X(C)	X (C)
Number of meetings in 2010	6	5	4

(C)	Indicates Chairperson
(X)	Indicates Member
(*)	Indicates Audit Committee Financial Expert

Governance and Nominating Committee

The Company initially established a Governance Committee in May 2004. The Governance and Nominating Charter and Guidelines was amended and restated on March 7, 2008, and was further amended by the Board on March 4, 2010, to comply with new requirements mandated by the Securities and Exchange Commission (the SEC) effective as of February 28, 2010. A copy of the Governance and Nominating Committee Charter and Guidelines is available on our web site at www.shipwreck.net.

The Governance and Nominating Committee presently consists of Jon D. Sawyer, Chairman, Bradford B. Baker, Max H. Cohen and David J. Saul. The purpose of the committee is to provide assistance to the Board of Directors in fulfilling its responsibility with respect to oversight of the appropriate and effective governance of the Company including (i) identification and recommendation of qualified candidates for election to its Board of Directors and its committees; (ii) development and recommendation of appropriate corporate governance guidelines for the Company; (iii) recommendation of appropriate policies and procedures to ensure the effective functioning of the Board of Directors; (iv) recommendations regarding the appointment of corporate officers and the adoption of appropriate processes to ensure management succession and development plans for the principal officers of the Company and its key subsidiaries; and (v) recommendations regarding proposals submitted by stockholders of the Company. During the fiscal year ended December 31, 2010, the committee held four meetings.

The nomination process for incumbent members of the Board consists of an annual review by the committee in which the committee reviews each member’s (i) ability and willingness to continue service on the Board; (ii) past performance as a member of the Board; and (iii) continued Board eligibility and independence. In the event that a director vacancy arises, the committee shall seek and identify a qualified director nominee to be recommended to the Board for either appointment by the Board to serve the remainder of the term of the director position that is vacant or election at the stockholders’ annual meeting. A director nominee shall meet the director qualifications as determined by the Board from time to time, including that the director nominee possesses personal and professional integrity, has good business judgment, relevant experience and skills and will be an effective director in conjunction with the full Board in collectively serving the long-term interests of the Company’s stockholders. The committee uses a Director Nomination Form and Corporate Director Questionnaire to assess the background and qualification of prospective candidates.

A candidate may be nominated for appointment or election to the Board by the committee or by a stockholder who has continuously held for at least one year by the date it submits the proposal no less than 1% of the securities entitled to be voted at the meeting. Stockholders who wish to recommend persons to the committee for the 2012 Annual Meeting of Stockholders should submit a letter addressed to the Chairman of the Governance and Nominating Committee no later than December 20, 2011, that sets forth the name, age, and address of the person recommended for nomination; the principal occupation or employment of the person recommended for nomination; a statement that the person is willing to be nominated and will serve if elected; and a statement as to why the stockholder believes that the person should be considered for nomination for election to the Board of Directors and how the person meets the criteria to be considered by the committee described above.

In addition to fulfilling its responsibility with respect to oversight of the appropriate and effective governance of the Company during the 2010 meetings, the Committee held discussions of risk assessment and management, including the shared jurisdiction between the Audit and Governance committees in assessing risks to the Company. The Committee also participated with management in a Risk Assessment project to address any major risk areas of our business.

Audit Committee

The Audit Committee presently consists of Bradford B. Baker, Chairman, Max H. Cohen, David J. Saul, and Jon D. Sawyer, who are independent directors (as defined in Section 4200 of the listing standards of the NASDAQ Stock Market and also meet the independence standards of SEC Rule 10a-3(b)(1)). Mr. Baker serves as the Audit Committee Financial Expert. The Audit Committee assists the Board of Directors in fulfilling its responsibilities to stockholders concerning the Company’s financial reporting and internal controls. It also facilitates open communication between the Audit Committee, the Board of Directors, Odyssey’s independent registered public accounting firm and management. The Audit Committee is responsible for reviewing the audit process and evaluating and retaining the independent registered public accounting firm. The independent registered public accounting firm meets with the Audit Committee to review and discuss various matters pertaining to the audit, Odyssey’s financial statements, the report of the independent registered public accounting firm on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by Odyssey. The Audit Committee is charged with the treatment of complaints for the confidential, anonymous submission by employees of Odyssey of concerns regarding questionable accounting or auditing matters. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on the Company’s web site at www.shipwreck.net. During the fiscal year ended December 31, 2010, the Audit Committee held four regular meetings and two private sessions with auditors. The report of the Audit Committee is included in this Proxy Statement.

Audit Committee Financial Expert

The Board of Directors has determined that Mr. Baker is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K, by virtue of the fact that, among other things, he was past Audit Committee Chair for Dobi Medical International, Inc., past Chief Executive Officer of a public company, authored a general ledger accounting software package, past Secretary of the Resolution Trust Corporation Oversight Board (“RTC”) and attended numerous audit related training seminars, and in that capacity has acquired the relevant experience and expertise and has the attributes set forth in the applicable rules in order to constitute him as an audit committee financial expert.

Compensation Committee

The Company has a standing Compensation Committee of the Board of Directors. The Compensation Committee presently consists of Jon D. Sawyer, Chairman, Bradford B. Baker, Max H. Cohen and David J. Saul, who are independent directors (as defined in Section 4200 of the listing standards of the NASDAQ Stock Market). The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available on the Company’s web site at www.shipwreck.net. The Compensation Committee reviews and recommends to the Board compensation plans, policies and benefit programs for employees including stock options, distribution of stock in any form, incentive awards and termination agreements. The Committee reviews the compensation arrangements for our executive officers and directors and makes recommendations to the Board of Directors. During the fiscal year ended December 31, 2010, this Committee held five meetings. The Compensation Committee’s report on 2010 executive compensation is included in this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

There were no interlocks or other relationships among our executive officers and directors that are required to be disclosed under applicable executive compensation disclosure requirements.

Stockholder Communications with the Board of Directors

Stockholders wishing to contact the Board of Directors or specified members or committees of the Board should send correspondence to the Corporate Secretary, Odyssey Marine Exploration, Inc., 5215 West Laurel Street, Tampa, Florida 33607. All communications so received from stockholders of the Company will be forwarded to the members of the Board of Directors, or to a specific Board member or committee if so designated by the stockholder. A stockholder who wishes to communicate with a specific Board member or committee should send instructions asking that the material be forwarded to the director or to the appropriate committee chairman. All stockholders are also encouraged to communicate directly with both executive officers and directors regarding issues affecting the Company at the Annual Meeting of Stockholders.

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED TO BE “SOLICITING

MATERIAL” OR TO BE “FILED” WITH THE SECURITIES AND EXCHANGE COMMISSION

UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934

OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

Report of the Audit Committee

The Audit Committee assists in the oversight of the quality and integrity of accounting, auditing and reporting practices on behalf of the Board of Directors. The role of the Audit Committee includes overseeing the work of our internal auditing function and internal control over financial reporting, internal audit processes and compliance review with significant applicable legal, ethical and regulatory requirements. Although the full Board of Odyssey has the ultimate authority for effective corporate governance, including the oversight of corporate management, the Audit Committee’s role also includes inquiring about significant risks, reviewing risk management, and assessing the steps management has taken to mitigate or control these risks.

The Company has a standing Audit Committee of the Board of Directors. The Board of Directors annually reviews the NASDAQ Rule 4200 listing standards for director independence and requirements under Rule 4350(d) that apply to directors serving on audit committees, and has determined that each member of the Audit Committee meets the standards for independence. The Audit Committee currently consists of Messrs. Baker (Chairman), Cohen, Saul and Sawyer. The Audit Committee is required to include at least one financial expert; Mr. Baker has been certified as the Committee’s financial expert.

Management is considered responsible for the preparation, presentation, and integrity of Odyssey’s consolidated financial statements, accounting and financial reporting principles, internal controls over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Management is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of Odyssey’s system of internal controls. The Audit Committee, in fulfilling its oversight responsibilities, reviewed with management and the independent registered public accounting firm the audited financial statements and the footnotes thereto in the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K for the fiscal year ended December 31, 2010. The Committee discussed with management and the outside auditors, qualitative aspects of financial reporting in the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements to the stockholders. In addition, the Audit Committee is responsible for the engagement, approval, compensation, and oversight of the Company’s independent registered public accounting firm and the scope of their work.

During the fiscal year ended December 31, 2010, the Audit Committee fulfilled its duties and responsibilities as outlined in its Charter. The Audit Committee held six meetings: two private executive meetings with the independent registered public accounting firm without management and four regular Audit Committee meetings in which all aspects of its oversight role were discussed. The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plan of the audit. The Audit Committee met with the independent registered public accounting firm to discuss the results of their audit, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

The Company’s outside independent registered public accounting firm, Ferlita, Walsh & Gonzalez, P.A., is responsible for performing an independent audit of Odyssey’s financial statements in accordance with standards established by the Public Company Accounting Oversight Board (PCAOB) and expressing an opinion on the conformity of the Company’s financial statements in accordance with generally accepted accounting principles accepted in the United States (GAAP). The Audit Committee reviewed and discussed with the independent registered public accounting firm their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed by the Audit Committee with the Company’s independent registered public accounting firm under Statement on Auditing Standards 61, as amended (AICPA, Professional Standards Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Company’s independent registered public accounting firm has expressed the opinion that the Company’s audited financial statements conform, in all material respects, to accounting principles generally accepted in the United States. The independent registered public accounting firm has full and free access to the Audit Committee.

The Audit Committee recognizes the importance of maintaining the independence of Odyssey’s independent registered public accounting firm, both in fact and appearance. The Audit Committee Chairman discussed with the Company’s independent registered public accounting firm their independence from management and the Company, and received from them the written disclosures and the letter concerning the independent registered public accounting firm’s independence required by PCAOB Rule 3526. Any change in this independence would require preapproval by the Audit Committee; the Committee strongly believes that the auditor should remain independent and not perform non-audit services.

The Audit Committee has a formal policy to receive complaints from employees regarding internal controls or auditing matters. This Whistleblower process is tested by both the auditors and Audit Committee and has been expanded this year to include consultants as well as employees. The Committee takes seriously its role as corporate watchdog.

The Audit Committee has a written charter outlining its duties, responsibilities, and practices it follows. The charter, which was last amended on February 2005, was reviewed this year and is available on the Company’s web site at www.shipwreck.net.

The members of our Audit Committee are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Audit Committee serves a Board-level oversight role in which it provides advice, counsel, and direction to management and to the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters. The Audit Committee has the authority to engage its own outside advisers, including experts in particular areas of accounting or legal counsel, as it determines appropriate, apart from counsel or advisers hired by management in order to assist in its performance and duties.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board and the Board has approved that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the Securities and Exchange Commission. The Audit Committee has ultimate authority and responsibility for selecting, compensating, evaluating, and, when appropriate, replacing Odyssey’s independent registered public accounting firm. The Audit Committee also selected Ferlita, Walsh & Gonzalez, P.A., to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2011, and is presenting the selection to the stockholders for ratification. The Audit Committee and Board of Directors are recommending that shareholders ratify this selection at the Annual Meeting.

Members of the Audit Committee

Bradford B. Baker, Chairman	David J. Saul
Max H. Cohen	Jon D. Sawyer

Report of the Compensation Committee

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K. Based upon our review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee

Bradford B. Baker	David J. Saul
Max H. Cohen	Jon D. Sawyer, Chairman

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

2010 Highlights and 2011 Outlook

Clearly 2010 was a landmark year for Odyssey that showed the strategic changes we made in our operations are beginning to transform our business model as we leverage our advanced exploration core competency in other areas in a very positive manner. We are looking forward to continuing our deep-ocean shipwreck project syndication partnerships and expanding our sources of business beyond shipwreck operations. We had record revenue of $21 million in 2010, which is the most since our Company’s inception. We remain extremely optimistic about the long-term prospects of deep-ocean mineral exploration and have actively been expanding our roster of mining exploration clients. After last year’s successful expedition for Dorado Ocean Resources, we have now begun operations for Neptune Minerals in waters off New Zealand for which we will receive cash payments and equity in Neptune. While our 2010 investment in this arena has resulted in certain accounting charges, we continue to believe our investment will pay off to stockholders in the future. The work completed in 2009 and 2010 has set the stage for the possibility of multiple shipwreck recovery operations in 2011. We are looking forward to beginning the search for the SS Gairsoppa under an exclusive agreement with the UK government for the salvage of the ship’s silver cargo. We have presented a proposal for the archaeological excavation of the HMS Victory at no cost to the UK government, and we believe we may have located at least one of the shipwrecks targeted for clients of Robert Fraser & Partners. We are also looking forward to continuing and building new relationships with governments and insurance companies, as well as exploring new opportunities that will benefit Odyssey and our stockholders.

Executive Summary

The Compensation Committee believes that executive compensation should be linked with the Company’s performance and aligned with the interests of the Company’s stockholders. In addition, executive compensation is designed to allow the Company to recruit, retain and motivate employees who play a significant role in the organization’s current and future success.

One of the Committee’s goals is to focus management on the Company’s long-term performance. The Committee believes that long-term equity awards are effective tools for aligning management and stockholder interests in order to increase overall stockholder value. In addition, the named executive officers are often asked to implement long-term initiatives for the Company that, by definition, take more than one fiscal year to accomplish. Stability and continuity among the named executive officers aids the Company in its implementation of such long-term initiatives. However, a portion of the named executive officers’ annual compensation is also linked to the short-term success of the Company in order to motivate executives to achieve Company objectives and to attract and retain talented executives.

Oversight of Executive Compensation Plan

The Compensation Committee of our Board of Directors oversees our executive compensation program. This includes compensation paid to our Chief Executive Officer (CEO) and all other officers named in the Summary Compensation Table. Our Compensation Committee is made up of independent, non-management members of our Board of Directors. The Compensation Committee is responsible for reviewing, assessing and initially approving all elements of compensation for our named executive officers. Compensation recommendations from the Compensation Committee are submitted to the full Board of Directors for approval.

Throughout this proxy statement, the individuals who served as the Company’s CEO and Chief Financial Officer (CFO) during 2010, as well as the other individuals included in the Summary Compensation Table, are referred to as the “named executive officers” or “NEOs.” The Company has not entered into employment agreements with any of the named executive officers.

Role of the Executive Officers in Compensation Decisions

The CEO assesses the performance of the NEOs. He then recommends to the Compensation Committee a base salary, performance-based incentives and long-term equity awards at levels for each NEO, including himself, based upon that assessment. The CFO supports the CEO in providing appropriate analyses, peer group reviews and coordination with any outside consultants which may be retained to review the executive compensation program.

General Executive Compensation Philosophy

We have adopted a compensation program designed to attract, motivate and retain key executive employees, to drive business success and to create long-term stockholder value. We compensate our executive officers with base salary, annual incentive compensation and long-term equity compensation planned to be competitive in the marketplace and to align our executive officers with the financial interest of our stockholders. We have designed our compensation program to balance short-term and long-term financial objectives, to encourage building stockholder value and to reward individual and company performance. We target base salary at levels to attract and retain qualified individuals, to encourage long-term commitments and to discourage turnover of key personnel. Annual incentive compensation is paid to reward executives for Company and personal achievement. The long-term equity component of compensation is designed to encourage our executives to think like stockholders by taking a long-term interest in the financial success of the Company and to encourage retention through vesting provisions of long-term incentives. We also target annual incentive awards and long-term equity awards to be a greater part of the compensation package. Since our Company is still operating at a loss, we take into account our ability to pay as a factor when determining base or incentive compensation that is to be paid in cash. The Compensation Committee considers the use of cash and the current financial conditions of the Company when approving cash-based compensation. In certain cases it may be necessary to pay annual incentive award compensation in equity depending upon the Company’s current situation. In 2010, annual incentive awards were paid 50% in cash and 50% in company stock for all officers including NEOs.

General Stock Option or Restricted Stock Award Philosophy

Stock options and/or restricted stock are awarded to strengthen the relationship between the long-term value of our stock and potential financial incentives to our executive officers. Stock options only become valuable if the recipient continues to be employed by us and if the value of our common stock rises to a level above the option exercise price established by the Compensation Committee on the grant date of the award. Stock options or restricted stock can vest based on time or time plus performance; however, we do not use market related targets in any stated performance criteria. While our Compensation Committee can set option prices as low as the fair market value on the date of grant, we have many times awarded options at a premium over fair market value as an incentive to our executive officers to strive for long-term improvement in the financial condition of our Company.

When stock options and/or restricted stock are awarded to officers as part of our compensation plan, the awards are to be granted as close to January 1st of each year as is reasonably practical. The awards are made as early as practical in the year so that the time associated with any performance criteria is maximized. This practice avoids market timing of the grant of options around expected news releases. However, awards for 2011 were not granted until March 7, 2011.

Setting Executive Compensation and Market Compensation Assessment

2010 Market Assessment

For benchmarking the 2010 executive compensation program, we used the same peer group of companies that we used for 2008 and 2009 less four companies that were omitted from our database listing. The original peer group in 2007 included 26 companies obtained from the Bloomberg database of AMEX and NASDAQ companies with $125 - $175 million in market capitalization and under $10 million in revenue. During 2008, we also evaluated a new Bloomberg listing of 13 companies that had between $150 - $300 million in market capitalization for the biomedical industry and under $10 million of revenues. Based upon our analyses of the two separate peer groups in 2008, we decided to maintain consistency and be more conservative by using the original peer group used for 2007, even though the results for the new peer group had higher annual base compensation. During 2009, we acquired access to the Equilar executive compensation database. Equilar’s award-winning product suite is the gold standard for benchmarking and tracking executive compensation, board compensation, equity grants and award policies and compensation practices. Equilar products and custom research services enable us to accurately compare pay packages across our own peer group as well as thousands of public companies using SEC and exclusive survey data. In 2010, we utilized 22 peer group companies which are listed as follows:

Altair Nanotechnologies Inc.	Grubb & Ellis Realty Advisors Inc.
Anadys Pharmaceuticals Inc.	Hemispherx BioPharma Inc.
Aastrom Biosciences Inc.	Hollis-Eden Pharmaceuticals Inc.
Arrowhead Research Corp.	General Moly, Inc.
AVI BioPharma Inc.	InSite Vision Inc.
Cytori Therapeutics Inc.	Interleukin Genetics Inc.
CytRx Corp.	Microvision Inc.
Depomed Inc.	Oxigene Inc.
Discovery Laboratories Inc.	Repros Therapeutics Inc.
Dune Energy Inc.	Telkonet Inc.
Emisphere Technologies Inc.	Threshold Pharmaceuticals Inc.

The characteristics of the above peer group include high market capitalization (peer group average $85 million), low revenue (peer group average $13 million) and negative earnings per share. These characteristics are indicative of companies with long-term growth prospects and market value potential. It was our opinion this peer group could continue to be utilized to benchmark executive compensation for Odyssey in 2010. While benchmarking may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of our business and objectives that may be unique to us, we generally believe that gathering this type of information and providing it to the Compensation Committee is an important part of our executive compensation decision-making process.

Components and Results of the 2010 Compensation Plan

Base salary

Base salary is intended to provide our executive officers with a level of assured cash compensation that is reasonably competitive in the marketplace. It is based on the individual’s qualifications and experience with the Company, past performance taking into account all relevant criteria, value to the Company, the Company’s ability to pay and relevant competitive market data. Because of our history of operating losses, we believe base salary cash compensation should be below the midpoint of the range (i.e., 50% salary range penetration) and annual performance-based incentives and long-term incentives should be at the higher end of the recommended ranges. The base salary ranges for the CEO and CFO were established based upon the competitive and benchmarking data from the peer group whereby the average peer group base salary is aligned to the midpoint of the executive officer salary range. These NEO positions were the most common throughout our peer group analysis. This does not mean that the NEO’s base salary will be in the midpoint range (as the following tables will illustrate), but the peer group analysis is used as a basis for establishing salary ranges or salary bands for each position.

Results for 2010. Compensation ranges were established to coincide with the results of the peer group review compensation analysis for the CEO and CFO. Average base salary for the peer group companies was utilized in establishing the midpoint of the executive officer salary range. The executive compensation program for 2010 utilized a similar process as in prior years to determine target ranges for executive compensation. The analysis resulted in an increase to the midpoint of the salary range of 3% except the Principal Accounting Officer/Treasurer position which was reduced to align better with other non-NEO executive officers of the company.

The following identifies the 2009 and 2010 50th percentile (midpoint) of the salary range for each NEO as of March 2010 (increases were not given in January 2010 as is usually the norm):

Name	Position	Base Salary 50th Percentile 2010	Base Salary 50th Percentile 2009
Gregory P. Stemm	Chief Executive Officer	$417,000	$405,000
Mark D. Gordon	President and Chief Operating Officer	$278,000	$270,000
Michael J. Holmes	Chief Financial Officer	$278,000	$270,000
David A. Morris	Corporate Secretary	$189,000	$184,000
Jay A. Nudi	Principal Accounting Officer/Treasurer	$150,000	$168,000

Actual base salaries for the NEOs continued to remain well below the 50th percentile or midpoint of our peer group companies with base salary penetrations ranging from 21% to 31% of the base salary schedule of ranges as follows:

Name	Position	Base Salary March 2010*	2010 Range Penetration
Gregory P. Stemm	Chief Executive Officer	$371,000	31%
Mark D. Gordon	President and Chief Operating Officer	$233,000	24%
Michael J. Holmes	Chief Financial Officer	$228,000	21%
David A. Morris	Corporate Secretary	$169,000	26%
Jay A. Nudi	Principal Accounting Officer/Treasurer	$135,000	25%

*	Base salary increases were not given in January but deferred until March due to economic conditions.

Annual Incentive Compensation and Targets

Annual incentive compensation is intended to provide a component of total cash compensation that represents an award for meeting corporate key objectives or for achievement of strategic objectives. Annual incentive compensation is expressed as target amounts that can be earned as a percentage of base salary. The amount of these targets is based on the individual’s qualifications and experience with the Company, past performance of duties, value to the Company, and the Company’s ability to pay. For NEOs, except the Principal Accounting Officer/Treasurer (PAO), the annual incentive targets are weighted 75% toward the ability to meet key performance indicators of the Company and 25% toward attainment of individual strategic objectives. For the PAO, the annual incentive targets are weighted 50% toward key performance indicators and 50% individual strategic objectives. An executive’s individual strategic objectives are defined based upon the contribution such executive’s role and expertise can bring on achieving the Company’s overall strategic objectives. The individual strategic objectives are reviewed by the Compensation Committee.

Attainment of Company key performance indicators, which comprise 75% of the annual incentive awards for all NEOs except the PAO, are based upon four separate categories which include revenue, recovered cargo, earnings per share and overall cash flow. Within each category several performance threshold targets were established whereby ranges of target incentives could be achieved. Target incentives for revenue and recovered cargo key performance indicators ranged from 0% to 60% for each category. Target incentives for earnings per share (EPS) and cash flow ranged from 0% to 40% for each category. In order to achieve the upper range percentages of target incentives, significant stretch performance levels would need to be achieved. For example in 2010, to achieve 60% of target incentive, revenue would need to be greater than $30 million or recovered cargo would need to be greater than $50 million; to achieve 40% of target incentive, earnings per share would need to be positive or cash flow from operations only would need to be greater than budget. While the sum of the various key performance indicator categories could be over 100%, the intent was that NEOs could achieve at or near target incentives by achieving stretch performance levels in only several categories or above average levels for all four categories.

While it is intended that the Compensation Committee will follow the incentive award guidelines, the Committee has the discretion to increase or decrease the amounts based upon extenuating or unforeseen circumstances, or to deny annual incentive awards whether or not performance targets are achieved, as it deems appropriate. The attainment of individual strategic objectives is evaluated by the Compensation Committee. The overall annual incentive award is determined following a review of the performance of each NEO relative to the individual strategic objectives and the attainment of the Company’s key performance indicators. There is no maximum amount established and the incentive awards are at the discretion of the Compensation Committee. However, the Compensation Committee has consistently followed the annual incentive compensation results that are based upon the actual key performance indicators which are part of the executive compensation plan.

The Compensation Committee evaluates the Company’s performance with the assistance of the CFO and evaluates the individual performance for all officers based upon input provided by the NEOs and the CEO. Based upon review of these factors, the Compensation Committee is provided with recommendations and determines the annual incentive amounts.

Incentive Awards/Bonuses for 2010. The Board of Directors, as recommended by the Compensation Committee, decided officers would receive annual incentive compensation/bonuses for 2010. For 2010, all NEOs, except the PAO, qualified for 45% of the target bonus, which was comprised of 20% for achieving company key performance indicators and 25% for individual strategic objectives. The PAO qualified for 65% of the target bonus whereby 15% was for achieving company key performance indicators and 50% for achieving individual strategic objectives. The individual key performance criteria achieved in 2010 was overall revenue which was allotted a 16% performance weight because actual revenue was within the budgeted range. Also, earnings per share (EPS) was allocated a 4% performance weight because actual EPS was better than the prior year (after adjusting the impact of the derivative accounting and unconsolidated entity losses). The following table identifies the target award as a percentage of base salary for each NEO in accordance with the executive compensation plan, the weighting between Company and individual performance, and the actual incentive awarded based upon the recommendation of the Compensation Committee. While normally the incentive awards/bonuses are intended to be paid in cash, the Compensation Committee recommended that all awards be paid 50% in stock based upon the net after-tax award value.

Name	Position	Target Award as % Salary	Company/Individual Performance Weighting	Actual Incentive Award/Bonus	Incentive Awarded as % Salary
Gregory P. Stemm	Chief Executive Officer	70% - 100%	75%/25%	$125,851	34%
Mark D. Gordon	President and Chief Operating Officer	50% - 70%	75%/25%	$59,322	25%
Michael J. Holmes	Chief Financial Officer	50% - 70%	75%/25%	$58,054	25%
David A. Morris	Corporate Secretary	50% - 70%	75%/25%	$42,798	25%
Jay A. Nudi	Principal Accounting Officer/Treasurer	25% - 50%	50%/50%	$32,393	24%

Long–Term Incentive Targets and Awards

Long-Term Incentive Awards for 2010. Long-term incentive targets are intended to provide an equity component of total compensation in the form of stock options or restricted stock that vest based on time, performance or both. The value of these targets is set by the Compensation Committee based on the individual’s qualifications and experience with the Company, past performance of duties and value to the Company. The following table includes the target and actual long-term incentive award expressed as a percentage range of base salary that was awarded on January 26, 2010.

Name	Position	Target Long-Term Incentive Award as % of Base Salary	Actual Long-Term Incentive Award as a % of Base Salary
Gregory P. Stemm	Chief Executive Officer	125% - 150%	72%
Mark D. Gordon	President and Chief Operating Officer	75% - 100%	46%
Michael J. Holmes	Chief Financial Officer	75% - 100%	46%
David A. Morris	Corporate Secretary	75% - 100%	46%
Jay A. Nudi	Principal Accounting Officer/Treasurer	50% - 75%	34%

The long-term incentive awards were restricted stock awards which were valued based upon the stock price on the date of grant. The service vesting of restricted stock awards was two years. The awards were less than the executive compensation plan criteria since we had limited shares available in our stock plan at the time. These awards are summarized on the Grants of Plan-Based Awards table included herein.

Summary of 2011 Executive Compensation Program

The executive compensation program for 2011 utilized a similar process and the same peer group as in 2010 to determine target ranges for executive compensation. The analysis resulted in minimal changes to the 2011 compensation salary ranges. The Compensation Committee approved the following base salary increases, effective February 1, 2011, for each NEO:

		Base Salary
Name	Position	2011	% Change from 2010	2011 Range Penetration
Gregory P. Stemm	Chief Executive Officer	$387,000	4.3%	34%
Mark D. Gordon	President and Chief Operating Officer	$250,000	7.3%	34%
Michael J. Holmes	Chief Financial Officer	$238,000	4.4%	27%
David A. Morris	Corporate Secretary	$175,000	3.6%	39%
Jay A. Nudi	Principal Accounting Officer/Treasurer	$141,000	4.4%	27%

Base salary increases were slightly higher for the President and COO due to his exceptional performance and additional responsibilities regarding Odyssey’s investor relations and government affairs efforts. All other NEOs were very effective in achieving their individual strategic objectives. The Corporate Secretary responsibilities were changed with the transfer of the Treasurer function to the PAO. It was also noted at the last Compensation Committee meeting that salary increases were withheld in 2009 due to economic conditions.

The Board of Directors, as recommended by the Compensation Committee on March 7, 2011, approved grants of stock options with five-year term and three-year service vesting, and an exercise price of $2.74 per share, and restricted stock awards with two-year service vesting, to the following NEOs:

		2011 Long Term Incentive Awards
Name	Position	Stock Options	Restricted Stock
Gregory P. Stemm	Chief Executive Officer	191,776	85,021
Mark D. Gordon	President and Chief Operating Officer	76,645	33,979
Michael J. Holmes	Chief Financial Officer	75,000	33,250
David A. Morris	Corporate Secretary	55,592	24,646
Jay A. Nudi	Principal Accounting Officer/Treasurer	31,720	14,063

The long-term incentive stock option awards are valued based upon the Black-Scholes valuation model on the date of grant. The restricted stock awards are valued based upon the stock price on the date of grant. Annual incentive targets and long-term equity targets for 2011 remained at the same percentage of base salary as in 2010. Company key performance criteria did not change in substance for 2010; however, criteria quantitative ranges were adjusted based upon the 2011 budget.

Retirement Plans and All Other Compensation

We do not have any deferred compensation or retirement plan at this time. During 2010, we did not pay perquisites exceeding $10,000 in the aggregate to our Chief Executive Officer or other NEOs. Our officers participated in non-discriminatory life and health insurance plans as did all other employees. The Company does not currently have employment agreements in effect with any of its executive officers.

Compensation Tables

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding the compensation paid to or earned by the Company’s Chief Executive Officer and the other NEOs for services rendered to the Company and its subsidiaries for the fiscal years ended December 31, 2008, 2009 and 2010. Expense related to Bonus or Annual Incentive Awards that were paid after the fiscal year ending date are included in compensation expense for each year.

Name and Principal Position (1)	Year	Salary ($)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	All Other Compensation ($) (5)	Total ($)

Gregory P. Stemm, Chief Executive Officer	2010	$371,000	$125,851	$250,515	—	$1,219	$748,585
	2009	$350,000	$188,900	—	$587,840	$1,102	$1,127,842
	2008	$350,000	—	$415,860	—	$1,267	$767,127

Michael J. Holmes, Chief Financial Officer	2010	$228,000	$58,054	$97,929	—	$1,023	$385,006
	2009	$215,000	$89,025	—	$369,480	$878	$674,383
	2008	$215,000	—	$167,300	—	$996	$383,296

Mark D. Gordon, President and Chief Operating Officer	2010	$233,000	$59,322	$97,929	—	$1,034	$391,285
	2009	$215,000	$89,025	—	$285,230	$878	$590,133
	2008	$215,000	—	$167,300	—	$996	$383,296

David A. Morris, Secretary	2010	$169,000	$42,798	$72,877	—	$869	$285,544
	2009	$160,000	$65,113	—	$178,690	$732	$404,535
	2008	$160,000	—	$124,280	—	$820	$285,100

Jay A. Nudi, Treasurer and Principal Accounting Officer	2010	$135,000	$32,393	$40,668	—	$779	$208,840
	2009	$125,000	$57,550	—	$149,960	$640	$333,150
	2008	$125,000	—	$66,920	—	$703	$192,623

(1)	The offices held by each named executive officer are as of December 31, 2010.
(2)	For 2010, the bonus amount for each NEO was partially paid in shares of common stock issued from the Company’s 2005 Stock Incentive Plan at the fair market value on the date of the award as detailed in the 2010 Grants of Plan-Based Awards Table. For 2009, the net amounts paid after tax of the bonus compensation amounts were paid in shares of common stock at the fair market value on the date of the award. No annual incentive or bonus compensation was paid or accrued for our NEOs for 2008.
(3)	The amounts reported reflect the fair value of restricted stock awards, in accordance with Accounting Standards Codification topic 718 - Stock Compensation (“ASC 718”), awarded under the 2005 Stock Incentive Plan. For each restricted stock award, fair value is calculated using the closing price of the common stock on the date of grant. These amounts reflect the accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the NEOs, which may be higher or lower based on a number of factors including stock price fluctuations and applicable vesting.
(4)	The amounts reported are the fair value of option awards as determined using a Black-Scholes valuation model in accordance with ASC 718, disregarding any estimates of forfeitures related to service-based vesting conditions. The assumptions used to calculate the value of option awards are detailed in Note O under the caption “Stock-Based Compensation” to the Company’s Consolidated Financial Statements set forth in the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2009. These amounts reflect the accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the NEOs, which may be higher or lower based on a number of factors including stock price fluctuations and applicable vesting.
(5)	The amounts shown reflect amounts for life insurance premiums paid by the Company on behalf of each NEO for the fiscal years 2008, 2009 and 2010.

2010 GRANTS OF PLAN-BASED AWARDS

The following table sets forth the actual number of stock and option awards granted to the named executive officers for the fiscal year ended December 31, 2010, and the grant date fair value of these awards.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($/Sh) (2)

Gregory P. Stemm	2/1/2010	172,769	—	$1.45	$250,515
	3/7/2011	22,554	—	$2.65	$59,768

Michael J. Holmes	2/1/2010	67,537	—	$1.45	$97,929
	3/7/2011	10,404	—	$2.65	$27,571

Mark D. Gordon	2/1/2010	67,537	—	$1.45	$97,929
	3/7/2011	10,631	—	$2.65	$28,172

David A. Morris	2/1/2010	50,260	—	$1.45	$72,877
	3/7/2011	7,670	—	$2.65	$20,326

Jay A. Nudi	2/1/2010	28,047	—	$1.45	$40,668
	3/7/2011	5,805	—	$2.65	$15,383

(1)	Stock awards granted on February 1, 2010, to our NEOs provide long-term incentive compensation as reflected in the 2010 Summary Compensation Table. The awards, granted from the 2005 Stock Incentive Plan, vest over a two-year period. The stock awards granted on March 7, 2011, from the 2005 Stock Incentive Plan, represent a component of annual bonus compensation reflected in the 2010 Summary Compensation Table that were paid in shares of common stock.

(2)	The amounts reported reflect the fair value of restricted stock awards, in accordance with Accounting Standards Codification topic 718 - Stock Compensation (“ASC 718”), awarded under the 2005 Stock Incentive Plan. For each restricted stock award, fair value is calculated using the closing price of the common stock on the date of grant. These amounts reflect the accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the NEOs, which may be higher or lower based on a number of factors including stock price fluctuations and applicable vesting.

The Summary Compensation Table and Grants of Plan-Based Awards Table provide details of cash and non-cash compensation reportable for our named executive officers. The tables include the base salaries paid to our NEOs and compensation cost calculated under ASC 718 attributed to the award or grant of the long-term component of executive compensation during the year. The below table indicates the ratios of base salary, compensation expense for fair value of stock options and awards and all other compensation to total compensation.

Name	Salary as a Percentage of Total Compensation	Bonus as a Percentage of Total Compensation	Fair Value of Equity Awards as a Percentage of Total Compensation	All Other Compensation as a Percentage of Total Compensation

Gregory P. Stemm	50%	17%	33%	—
Michael J. Holmes	59%	15%	25%	—
Mark D. Gordon	60%	15%	25%	—
David A. Morris	59%	15%	25%	—
Jay A. Nudi	65%	16%	19%	—

All of our NEOs’ salary and life insurance premiums were paid in cash. The fair value of equity awards for each NEO is the aggregate fair value of stock awards or options determined as of the date of grant. These amounts reflect the aggregate accounting fair value on the date of grant and do not correspond to the actual value that may be recognized by the named executive.

2010 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table shows the number of common shares covered by outstanding stock option awards that are exercisable and unexercisable, and the number of common shares covered by unvested restricted stock awards for each of our named executive officers as of December 31, 2010.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
	Exercisable	Unexercisable	($)	Date	(#) (1)	($)(2)

Gregory P. Stemm	112,500	—	$3.50	1/26/2011 (3)	86,384	$240,148
	250,000	—	$3.50	2/5/2012 (4)
	234,666	117,334	$3.51	12/31/2013 (5)

Michael J. Holmes	83,333	—	$3.50	1/26/2011 (6)	33,768	$93,875
	100,000	—	$3.50	12/31/2011 (7)
	96,000	48,000	$3.51	12/31/2013 (8)
	100,000	—	$3.50	3/10/2014 (9)

Mark D. Gordon	100,000	—	$3.50	12/31/2011 (10)	33,768	$93,875
	80,000	20,000	$5.00	12/31/2013 (11)
	96,000	48,000	$3.51	12/31/2013 (12)
	25,000	—	$4.00	5/27/2014 (13)

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
	Exercisable	Unexercisable	($)	Date	(#) (1)	($)(2)

David A. Morris	54,166	—	$3.50	1/26/2011 (14)	25,130	$69,861
	100,000	—	$3.50	12/31/2011 (15)
	71,334	35,666	$3.51	12/31/2013 (16)

Jay A. Nudi	29,167	—	$3.50	1/26/2011 (17)	14,023	$38,984
	80,000	—	$3.50	12/31/2011 (18)
	42,000	21,000	$3.51	12/31/2013 (19)
	25,000	—	$4.00	5/27/2014 (20)

(1)	For each stock award in this column, the remaining unvested shares reported will vest on December 26, 2011.
(2)	The market value of the restricted stock awards that have not vested is calculated by multiplying the number of shares represented by the stock awards by the closing price of our common stock on December 31, 2010, which was $2.78.
(3)	This option vested in 12,500 shares on January 26, 2007, and in 50,000 shares on each of January 26, 2008 and 2009.
(4)	This option vested in 62,500 shares on each of December 31, 2007 through 2010.
(5)	This option vests in 117,333 shares on December 31, 2009 and 2010 and 117,334 shares on December 31, 2011.
(6)	This option vested in 16,667 shares on January 26, 2007, 33,334 shares on January 26, 2008 and 33,333 shares on January 26, 2009.
(7)	This option vested in 33,333 shares on each of December 31, 2007 and 2008 and 33,334 on December 31, 2009.
(8)	This option vests in 48,000 shares on each of December 31, 2009 through 2011.
(9)	This option vested in 100,000 shares on March 10, 2009.
(10)	This option vested in 25,000 shares on each of December 31, 2007 through 2010.
(11)	This option vests in 20,000 shares on each of December 31, 2007 through 2011.
(12)	This option vests in 48,000 shares on each of December 31, 2009 through 2011.
(13)	This option vested in 25,000 shares on May 27, 2009.
(14)	This option vested in 10,834 shares on January 26, 2007, 21,666 shares on January 26, 2008 and 21,666 shares on January 26, 2009.
(15)	This option vested in 33,333 shares on each of December 31, 2007 and 2008 and 33,334 shares on December 31, 2009.
(16)	This option vests in 35,667 shares on December 31, 2009 and 2010 and 35,666 shares on December 31, 2011.
(17)	This option vested in 5,833 shares on January 26, 2007, 11,667 shares on January 26, 2008 and 2009.
(18)	This option vested in 20,000 shares on each of December 31, 2007 through 2010.
(19)	This option vests in 21,000 shares on each of December 31, 2009 through 2011.
(20)	This option vested in 25,000 shares on May 27, 2009.

2010 OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information regarding options exercised and stock awards vested during 2010 for the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Gregory P. Stemm	—	$—	207,883	$431,852
Michael J. Holmes	—	$—	86,793	$177,266
Mark D. Gordon	—	$—	86,793	$177,266
David A. Morris	—	$—	64,041	$131,102
Jay A. Nudi	—	$—	45,422	$86,981

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

None of our named executive officers has an employment contract or agreement, whether written or unwritten, that provides for payments at, following, or in connection with a change-in-control of the Company or termination of employment. Under our Amended and Restated 2005 Stock Incentive Plan, the Compensation Committee has the discretion, but not the obligation, to accelerate the vesting or to compensate holders of otherwise unvested stock incentives in the event of a change-in-control. Only options or restricted stock awards granted during 2006 and later are subject to potential acceleration of vesting under a change-in-control and only if these incentives are not assumed by the entity taking control.

At December 31, 2010, our closing stock price was $2.78 per share, which is below the per share option exercise price of all of the stock options issued to our named executive officers that could have become immediately exercisable due to a change-in-control if the Compensation Committee acted to accelerate the vesting. Since all of the options were out of the money, none would have been exercisable, and no expense would have been recognized from accelerating the vesting of stock options due to a change-in-control at December 31, 2010. At December 31, 2010, there were unvested restricted stock awards having a value of $536,743 that could have been purchased by the Company in cash or in stock in the event of a change-in-control at the discretion of the Compensation Committee. The number and value of such restricted stock awards is shown in the “2010 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END” table. The amounts shown are the cost that would have been recognized by the Company in the event of a change-in-control on December 31, 2010, if the Compensation Committee approved compensating each officer for the outstanding restricted stock awards shown.

DIRECTOR COMPENSATION

The following table sets forth certain information regarding the compensation paid to directors for 2010. The Compensation Committee used the same peer group as was used for executive officers to benchmark total compensation for directors.

2010 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)		Option Awards ($)	All Other Compensation ($) (4)	Total ($)
Bradford B. Baker	$51,000	$50,098	(2)	$—		$101,098
Dr. David J. Bederman	$63,500	$34,143		$—	$96,000	$193,643
Dr. David J. Saul	$19,500	$59,899	(3)	$—		$79,399
Jon D. Sawyer	$64,500	$21,706		$—		$86,206

(1)	Each independent director received a stock award as the equity component of annual compensation for 2010. The amounts shown are the fair value of the awards as determined in accordance with ASC 718. The number of shares of stock awarded to each was based on each director’s particular duties such as Chairman in the case of Dr. Bederman and Committee Chairmen in the case of Mr. Baker and Mr. Sawyer. The stock awards were granted from the Amended and Restated 2005 Stock Incentive Plan on March 7, 2011 as follows:

Non-Employee Director	Stock Awards	Fair value
Mr. Baker	9,471	$25,098
Dr. Bederman	12,884	$34,142
Dr. Saul	7,509	$19,898
Mr. Sawyer	8,191	$21,706

In addition, stock awards were awarded to Mr. Baker and Dr. Saul as detailed in notes (2) and (3) below.

(2)	Mr. Baker elected to receive restricted stock for one half of his annual retainer for 2010. The number of shares awarded was determined by dividing the amount otherwise due in cash by the price of our common stock on the first day of the quarter for which he received stock in lieu of cash. He received 18,887 shares of common stock for $25,000 worth of services. The stock was restricted until the end of the service period.
(3)	Dr. Saul elected to receive restricted stock in lieu of cash for the full amount of his annual retainer for 2010. The number of shares awarded was determined by dividing the amount otherwise due in cash on the first day of each quarter by the price of our common stock on that date. He received 29,274 shares of common stock for $40,000 worth of services. The stock was restricted until the end of the service period.
(4)	In addition to his fees as a director, Dr. Bederman was compensated for legal services in the amount shown for 2010.

At December 31, 2010, the directors had the following stock options outstanding:

Non-Employee Director	Options	Exercise Price	Termination Date
Mr. Baker	16,000	$3.51	12/31/2013
Dr. Bederman	25,170	$3.51	12/31/2013
Dr. Saul	13,500	$3.51	12/31/2013

Compensation of Directors

For the year ended December 31, 2010, our outside directors were compensated according to the following structure:

•	Each outside director received $40,000 annually as a retainer. Additional annual retainers were paid as follows for the chairmanship of committees:

Audit Committee Chairman	$10,000
Compensation Committee Chairman	$5,000
Governance and Nominating Committee Chairman	$5,000

•

Each director has the option to receive cash or common stock for the amount of retainers. Retainers are paid quarterly in advance unless stock is awarded. When stock is awarded, the number of shares is calculated by dividing the dollar amount otherwise due in cash by the fair market value of the stock on the first day of each quarter when cash payments are due. The stock is restricted until the service period ends.

•

In addition, outside directors received $1,000 per meeting attended on behalf of the Board of Directors including full board meetings, and audit committee, governance committee and compensation committee meetings.

•	Meetings attended telephonically earned compensation of $500 for attendance.

•	Committee chairmen received an additional $1,000 per meeting over which they presided.

•

A discretionary equity compensation payment was awarded to each independent director for 2010 in the form of a stock award on March 7, 2011, under the Company’s Amended and Restated 2005 Stock Incentive Plan.

•	We do not pay amounts that would be classified as perquisites or other compensation to our directors, and there are no existing or potential change-of-control, retirement or legacy obligations.

•	Directors were reimbursed for out-of-pocket expenses in connection with attending meetings of the Board of Directors or committees.

•

Most directors will be compensated for 2011 under the same terms as for 2010 except that the equity award component of director compensation will be determined at the discretion of the Compensation Committee, and the Chairman of the Board will receive a retainer of $52,000.

ESTIMATED DIRECTOR COMPENSATION FOR 2011

	Audit Chair	Compensation Chair	Governance Chair	Committee Member	Chairman of the Board

Total retainer	$50,000	$45,000	$45,000	$40,000	$52,000

Estimated fees (1)	$23,000	$23,000	$23,000	$23,000	$8,000

Estimated equity value (2)	$26,750	$23,000	$23,000	$19,250	$39,750

Estimated total compensation	$99,750	$91,000	$91,000	$82,250	$99,750

(1)	Assumes the following meetings per year:

Board	8	Governance	4
Audit	6	Telephonic	2
Compensation	4

(2)	Assumes payout of target equity retainer of 33-61% of total cash compensation.

In addition, Mr. Bederman will continue to be compensated for legal services in an amount of $8,000 per month.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 25, 2011, the beneficial ownership of each person known by the Company to be the beneficial owner of five percent or more of our common stock, each named executive officer and director individually and all executive officers and directors of the Company as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares. Percentage of beneficial ownership is based on the number of shares of common stock outstanding as of March 25, 2011. Shares of common stock issuable upon conversion of convertible preferred stock, or the exercise of stock options or warrants currently exercisable, or exercisable within 60 days after March 25, 2011, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such shares, options or warrants, but are not deemed outstanding for computing the percentage ownership for any other persons.

Name of Beneficial Owner	Amount of Beneficial Ownership (1)		Percentage of Class

Gregory P. Stemm, CEO and Director	2,604,603	(2)	3.8%

Dr. David J. Saul, Director	917,240	(3)	1.4%

David A. Morris, Secretary	557,352	(4)	*

Michael J. Holmes, CFO	552,496	(5)	*

Mark D. Gordon, President and Director	411,006	(6)	*

Jay A. Nudi, Treasurer and Principal Accounting Officer	204,616	(7)	*

Jon D. Sawyer, Director	174,680	(8)

Laura L. Barton, VP of Communications	223,261	(9)	*

Dr. David J. Bederman, Chairman	122,400	(10)	*

Bradford B. Baker, Director	92,496	(11)	*

Max H. Cohen, Director	—		*

All Officers and Directors as a group (11 persons)	5,860,150		8.5%

GLG Partners Limited 1 Curzon Street London W1J 5HB	7,249,893	(12)	9.9%

*	Represents less than 1% beneficial ownership.
(1)	Unless otherwise noted, the nature of beneficial ownership consists of sole voting and investment power.
(2)	Consists of 997,378 shares held jointly by Mr. Stemm and his wife; 1,122,559 shares held by Adanic Capital, Ltd., a limited partnership for which Mr. Stemm serves as general partner; and 484,666 shares underlying currently exercisable stock options. Mr. Stemm has pledged 500,000 shares of common stock as collateral for a personal loan.
(3)	Consists of 813,740 shares held jointly by Dr. Saul and his wife; 13,500 shares underlying currently exercisable stock options and 90,000 shares underlying currently exercisable warrants held by Dr. Saul.
(4)	Consists of 386,018 shares held jointly by Mr. Morris and his wife and 171,334 shares underlying currently exercisable stock options held by Mr. Morris.
(5)	Consists of 296,000 shares underlying currently exercisable stock options held by Mr. Holmes; and 75,000 shares and 60,000 shares underlying currently exercisable warrants held by Holmes Investments, LLC for which Mr. Holmes serves as the Operating Manager.
(6)	Includes 301,000 shares underlying currently exercisable stock options held by Mr. Gordon.
(7)	Includes 147,000 shares underlying currently exercisable stock options held by Mr. Nudi.
(8)	Consists of 49,223 shares held jointly by Mr. Sawyer and his wife and 125,457 shares held by Jon D. Sawyer Limited Partnership of which Mr. Sawyer serves as the general partner.
(9)	Includes 129,928 shares held jointly by Mrs. Barton and her husband and 93,333 shares underlying currently exercisable stock options held by Mrs. Barton.
(10)	Includes 25,170 shares underlying currently exercisable stock options and 6,000 shares underlying currently exercisable warrants held by Dr. Bederman.
(11)	Consists of 20,000 shares and 9,000 shares underlying currently exercisable warrants held by the Bristol Edward Rudolph Revocable Trust, a trust of which Mr. Baker is the sole trustee; and 47,496 shares and 16,000 shares underlying currently exercisable stock options held by Mr. Baker.

(12)	Based upon Schedule 13G/A filed by GLG Partners LP and related entities on February 14, 2011. Includes 2,743,493 shares of common stock, 1,500,000 shares of common stock issuable upon exercise of warrants, 206,400 shares issuable upon the conversion of Series D Preferred Stock and 2,800,000 shares issuable upon the conversion of Series G Preferred Stock beneficially owned by GLG Partners LP. Conversion of the Warrants, the Series D Preferred Stock and the Series G Preferred Stock are subject to a 9.9% beneficial ownership blocker provision and the beneficial ownership percentage indicated herein gives effect to such block provisions. However, the securities enumerated in the table and this footnote are the full number of shares of common stock that would be issuable upon full exercise or conversion of such reported securities without giving effect to such blocker. Therefore, the number of shares of Common Stock beneficially owned, after giving effect to such blocker provisions, is less than the number of securities shown in the above table. GLG Partners LP is the Investment Manager and a beneficial owner of the shares held by GLG North American Opportunity Fund and certain other funds and managed accounts to which GLG Partners LP serves as investment manager (collectively the “GLG Funds”). GLG Partners LP may be deemed to be the beneficial owner of all shares owned by the GLG Funds. The Investment Manager exercises its investment authority directly or indirectly through various entities, including, without limitation, GLG, Inc. GLG Partners, Ltd. is the General Partner to the investment manager. GLG Partners, Ltd. may be deemed to be the beneficial owner of all shares owned by the GLG Funds. Each of the Investment Manager, the General Partner and GLG, Inc. hereby disclaims any beneficial ownership of any such Shares, except for their pecuniary interest therein.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended December 31, 2010, and Form 5 and amendments thereto furnished to the Company with respect to the fiscal year ended December 31, 2010, and certain written representations, no persons who were either a director, executive officer or beneficial owner of more than 10% of the Company’s Common Stock, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy on Review, Approval or Ratification of Transactions with Related Parties

On March 6, 2007, our Board of Directors adopted the following policy governing transactions with related parties.

Transactions involving related parties present a risk to us of being improperly valued or of exposing us to conflicts of interest. To reduce the potential for these risks the Board has adopted this policy which must be followed in connection with all related party transactions involving us or our subsidiaries when the dollar amount of the transaction or a series of similar related transactions exceeds or is expected to exceed $120,000 during a fiscal year. All completed or proposed related party transactions are to be reported to the Company’s Disclosure Committee no later than the end of the current quarter and the Committee will present the transactions or proposed transactions to the Board of Directors for review, ratification or approval.

Related party transactions may be entered into or continued only if approved as follows:

If the related party transaction is in the normal course of our business and is (a) entered into on terms no less favorable to us than those generally being provided to or available for unrelated third parties, or (b) is fair to us in taking into account the totality of the relationships between the parties involved including other transactions that may be particularly favorable or advantageous to us, then the CEO or CFO may approve the transaction, provided the approving individual is not a party to the transaction. Such transactions will then be presented to the disinterested members of the Board of Directors for ratification.

Any other related party transaction may only be approved by a majority of the disinterested Board of Directors.

Prior to this, related party transactions were reviewed by the Board of Directors as these transactions were contemplated or occurred.

Proposal 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires the Company seek a non-binding advisory vote from its stockholders to approve the compensation of its named executive officers (“Say-on-Pay vote”) as disclosed in the Compensation Discussion & Analysis (“CD&A”) and accompanying compensation tables and the related narrative disclosure in this Proxy Statement. Since the required vote is advisory, the result of the vote is not binding upon the Board of Directors.

We believe that executive compensation should be linked with the Company’s performance and aligned with the interests of the Company’s stockholders. In addition, executive compensation is designed to allow the Company to recruit, retain and motivate employees who play a significant role in the organization’s current and future success.

As a focus on the Company’s long-term performance, we believe that long-term equity awards are effective tools for aligning management and stockholder interests in order to increase overall stockholder value. In addition, the executive officers are often asked to implement long-term initiatives for the Company that, by definition, takes more than one fiscal year to accomplish. Stability and continuity among the executive officers aids the Company in its implementation of such long-term initiatives. However, a portion of the executive officers’ annual compensation is also linked to the short-term success of the Company in order to motivate and reward executives to achieve Company objectives and to attract and retain talented executives.

Proposal

The Company is presenting this proposal, which gives you as a stockholder the opportunity to express your view on our executive compensation by voting for or against the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures contained in the Company’s 2011 Proxy Statement, is hereby APPROVED.”

Position of Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS

APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

BY VOTING “FOR” THE ABOVE PROPOSAL.

As discussed in the Compensation Discussion and Analysis contained in this Proxy Statement, the Compensation Committee of the Board of Directors believes that the executive compensation for the year ended December 31, 2010 is reasonable and appropriate, is justified by the performance of the Company and is the result of a carefully considered approach.

Effect of Vote

Because your vote is advisory, it will not be binding upon the Company, the Compensation Committee or the Board of Directors; however, we value stockholders’ opinions, and we will consider the outcome of the Say-on-Pay vote when determining future executive compensation arrangements.

Proposal 3 - FREQUENCY OF ADVISORY COMPENSATION VOTE AT OUR

ANNUAL MEETING OF STOCKHOLDERS

Background

The Dodd-Frank Act requires U.S. public corporations to propose an advisory (non-binding) vote on the frequency of holding an advisory Say-on-Pay vote regarding the compensation of named executive officers. The frequency vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board of Directors; however, the Board of Directors is committed to excellence in governance and is aware of the significant interest in executive compensation matters by stockholders and the general public.

The Company has designed its executive compensation program to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase long-term stockholder value. We believe that our compensation policies and practices are centered on a pay-for-performance philosophy and are strongly aligned with the long-term interests of our stockholders. See our “CD&A” for additional information on our executive compensation programs. We further believe that a Say-on-Pay vote should be held every year. The Board of Directors believes that an annual say-on-pay vote is consistent with good governance practice and will balance the interest of stockholders in providing regular input on executive compensation and the interest of the Board of Directors and the stockholders to evaluate the long-term effectiveness of the Corporation’s executive compensation philosophy, policies and practices.

Proposal

The Company is presenting Proposal No. 3, which gives you, as a stockholder, the opportunity to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, by voting for one of the following options:

[SELECT ONLY ONE OPTION]
☐ One year	☐ Three years
☐ Two years	☐ Abstain

The proxy card provides stockholders with four choices (every one, two, or three years, or abstain). Stockholders are not voting to approve or disapprove the Board of Directors’ recommendation. The option that receives the highest number of votes cast by the stockholders will be the frequency for the advisory vote on named executive compensation deemed to have been approved by the stockholders.

Position of Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR A

FREQUENCY OF “ONE YEAR.”

Effect of Vote

Because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on named executive compensation more or less frequently than the option approved by our stockholders.

Proposal 4 - RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected the independent registered public accounting firm of Ferlita, Walsh & Gonzalez, P.A. to audit the financial statements of the Company for the year ended December 31, 2011. Ferlita, Walsh & Gonzalez, P.A. served as our independent registered public accounting firm for the fiscal year 2010. Although the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, we are requesting, as a matter of good corporate governance, that the stockholders ratify the appointment of Ferlita, Walsh & Gonzalez, P.A. as our independent registered public accounting firm. If the stockholders do not ratify the appointment of Ferlita, Walsh & Gonzalez, P.A., the appointment of auditors will be reconsidered by the Board of Directors.

It is expected that representatives of Ferlita, Walsh & Gonzalez, P.A. will be present at the meeting and will be given an opportunity to make a statement if they so desire, as well as to respond to appropriate questions from our stockholders.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE

APPOINTMENT OF FERLITA, WALSH & GONZALEZ, P.A. AS THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

The following table presents aggregate fees billed for professional services rendered by Ferlita, Walsh & Gonzalez, P.A. for the audit of the Company’s annual financial statements for the years ended December 31, 2010, and December 31, 2009, and fees billed for other services rendered by them during those periods.

	2010	2009
Audit Fees (1)	$108,725	$107,095
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—

Total	$108,725	$107,095

(1)	These are fees for professional services performed by Ferlita, Walsh & Gonzalez, P.A. for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Form 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

Independence of Principal Accountant and Other Audit Committee Considerations

The Audit Committee reviews at least annually the independent auditors’ qualifications, performance and independence including that of the lead partner. On November 10, 2010, our Audit Committee received written confirmation from Ferlita, Walsh & Gonzalez, P.A. that the firm is independent of the Company within the meaning of the federal securities laws administered by the Securities and Exchange Commission.

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Company’s independent registered public accounting firm may not be engaged to provide non-audit services that are prohibited by law or regulation to be provided by it, nor may the Company’s principal accountant be engaged to provide any other non-audit service unless it is determined that the engagement of the principal accountant provides a business benefit resulting from its inherent knowledge of the Company while not impairing its independence. The Audit Committee must pre-approve the engagement of the Company’s principal accountant to provide both audit and permissible non-audit services. No non-audit services were provided by the independent registered public accounting firm during the past two fiscal years.

Proposal 5 - AMENDMENT TO ARTICLES OF INCORPORATION TO

INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

OF THE COMPANY TO 150,000,000

Currently, our Articles of Incorporation authorizes the issuance of 100,000,000 shares of Common Stock. On March 8, 2011, our Board of Directors adopted a proposal to amend the Articles of Incorporation to increase the number of shares of Common Stock we are authorized to issue from 100,000,000 to 150,000,000, subject to stockholder approval of the amendment.

Our Board of Directors has declared the proposed amendment to be advisable and in the best interest of Odyssey and its stockholders, and has submitted the proposed amendment to be voted on by the stockholders at the annual meeting on June 1, 2011. On March 25, 2011, there were 82,354,773 shares of Common Stock issued and reserved. A total of 6,804,200 shares of Common Stock were reserved for issuance upon the exercise of stock-based awards and for potential stock issuances under existing approved incentive plans; 3,808,800 reserved for conversion of Series D and Series G preferred shares, and 4,514,000 reserved for issuance of common stock warrants. Based upon the number of issued and reserved shares of Common Stock, we currently have approximately 17,600,000 shares of Common Stock remaining available for other purposes.

In addition, our Articles of Incorporation initially authorized the issuance of up to 10,000,000 shares of preferred stock, of which 190,000 shares have been retired and an additional amount of 448,824 reserved for our Series D and Series G preferred stock leaving 9,361,176 shares of preferred stock available for designation. The proposed amendment does not increase the number of shares of preferred stock that we are authorized to issue. There are currently no immediate plans, arrangements, commitments or understandings with respect to the issuance of any further shares of our preferred stock.

Form of Amendment

We propose to amend our Articles of Incorporation so that Article IV, “Capital Stock” of the Articles of Incorporation will read in its entirety as follows:

ARTICLE IV

CAPITAL STOCK

The aggregate number of shares which this Corporation shall have authority to issue is: One Hundred Fifty Million (150,000,000) shares of $0.0001 par value each, which shares shall be designated “Common Stock,” and Ten Million (10,000,000) shares of $0.0001 par value each, which shares shall be designated “Preferred Stock” and which may be issued in one or more series at the discretion of the Board of Directors. The Board of Directors is hereby vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation the dividend rate, conversion or exchange rights, redemption price and liquidation preference, of any series of shares of Preferred Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series. All shares of any one series shall be alike in every particular except as otherwise provided by these Articles of Incorporation of the Nevada Business Corporation Act.

Purpose of Amendment

Our Company has not requested an increase in authorized shares since our incorporation in 1997. Our Board of Directors is recommending an increase in authorized shares of Common Stock primarily to give Odyssey appropriate flexibility to issue shares for future corporate needs. The shares may be issued by the Board in its discretion, subject to any further stockholder action required in the case of any particular issuance by applicable law, regulatory agency, or under the rules of the NASDAQ or any stock exchange on which Odyssey’s Common Stock may then be listed. We currently have a shelf registration on file under which we can sell approximately $25,000,000 of our currently available common stock. The newly authorized shares of Common Stock would be issuable for any proper corporate purpose, including future acquisitions, investment opportunities, capital raising transactions of equity or convertible debt securities, stock splits, stock dividends, issuance under current or future employee stock plans or for other corporate purposes. There are no immediate plans, arrangements, commitments or understandings with respect to issuance of any of the additional shares of Common Stock which would be authorized by the proposed amendment. However, our Board believes that the currently available number of unissued and unreserved shares does not provide sufficient flexibility for corporate action in the future. Our Board believes that these additional shares will provide us with needed ability to issue shares in the future to take advantage of market conditions or favorable opportunities without the potential expense or delay incident to obtaining stockholder approval for a particular issuance.

Effects of Amendment

The additional shares of Common Stock for which approval is sought would be part of the existing class of our Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock currently outstanding. Such shares would be available for issuance without any action or vote by our stockholders, except as otherwise required by the rules of any national securities exchange or association on which our securities are then traded. Although the proposed increase will provide additional shares to meet future business needs and provide flexibility as more fully described in the prior paragraph, and while not intended as an anti-takeover provision, the existence of additional authorized but unissued shares of Common Stock could discourage or make more difficult any efforts to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise. For example, any future issuance of such additional shares of Common Stock in a public or private sale, merger or similar transaction would increase the number of shares of our Common Stock outstanding, thereby possibly diluting the interest of a party attempting to obtain control and possibly having a negative effect on the market price of our Common Stock. Additionally, any future issuance of such additional shares could have the effect of diluting the earnings per share, book value per share and voting power of shares held by our existing stockholders.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

APPROVAL OF AN AMENDMENT TO ODYSSEY’S ARTICLES OF INCORPORATION

TO INCREASE THE NUMBER OF SHARES OF ODYSSEY’S COMMON STOCK,

AUTHORIZED FOR ISSUANCE FROM 100,000,000 TO 150,000,000.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS

Shareholder proposals intended to be presented pursuant to Rule 14a-8 under the Exchange Act at our 2012 Annual Meeting of Stockholders must be received at the offices of the Company, 5215 West Laurel Street, Tampa, Florida 33607, on or before December 20, 2011, in order to be considered for inclusion in the Company’s 2012 proxy statement for that meeting.

GREGORY P. STEMM

Chief Executive Officer and Board Member

April 15, 2011

ODYSSEY MARINE EXPLORATION, INC. 5215 WEST LAUREL STREET TAMPA, FL 33607

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

| | | | | |

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 31, 2011. Have your proxy card in hand with the 12 Digit Control Number available when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 31, 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

____ ____ ____ ____ ____ ____

CONTROL # g	000000000000

NAME

THE COMPANY NAME INC. - COMMON

THE COMPANY NAME INC. - CLASS A

THE COMPANY NAME INC. - CLASS B

THE COMPANY NAME INC. - CLASS C

THE COMPANY NAME INC. - CLASS D

THE COMPANY NAME INC. - CLASS E

THE COMPANY NAME INC. - CLASS F

THE COMPANY NAME INC. - 401 K

SHARES	123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345
PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:            ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.		☐
1.	Election of Directors		☐	☐	☐
Nominees
01	Bradford B. Baker 02 David J. Bederman 03 Max H. Cohen 04 Mark D. Gordon 05 David J. Saul
06	Jon D. Sawyer 07 Gregory P. Stemm
The Board of Directors recommends you vote FOR the following proposal:								For	Against	Abstain
2	Non-binding advisory vote to approve executive compensation.							☐	☐	☐
The Board of Directors recommends you vote 1 YEAR on the following proposal:							1 year	2 years	3 years	Abstain
3	Non-binding advisory vote to determine the frequency of future advisory votes on executive compensation.						☐	☐	☐	☐
The Board of Directors recommends you vote FOR proposals 4 and 5.								For	Against	Abstain
4	Ratification of the Appointment of Ferlita, Walsh & Gonzalez, P.A. as our independent registered public accounting firm for the fiscal year ending December 31, 2011.							☐	☐	☐
5	To amend the Articles of Incorporation to increase the number of authorized shares of common stock of the Company to 150,000,000.							☐	☐	☐
NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES
CUSIP #
				JOB #					SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

MEETING LOCATION:

Wyndham Hotel - Tampa
Princess Palm Room
700 North Westshore Boulevard
Tampa, FL 33609

DIRECTIONS:

One block North of I-275
at the corner of Westshore Boulevard & Cypress Street

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report on Form 10-K, Notice & Proxy Statement, Shareholder Letter is/are available at www.proxyvote.com.

ODYSSEY MARINE EXPLORATION, INC. Annual Meeting of Stockholders June 1, 2011 at 9:30 AM EST This Proxy is Solicited on Behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Gregory P. Stemm and David J. Bederman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ODYSSEY MARINE EXPLORATION, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 09:30 AM, EST on 6/1/2011, at the Wyndham Hotel - Tampa, Princess Palm Room, 700 North Westshore Boulevard, Tampa, Florida 33609, and any adjournment thereof, and to vote in accordance with their discretion on such other matters as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

Continued and to be signed on reverse side